Exhibit 99.1

DarkPulse, Inc. Discusses Its Revenue Generation Strategy with The Stock Day Podcast

Phoenix, Arizona, May 25, 2022 (Newsfile Corp.) -- The Stock Day Podcast welcomed DarkPulse, Inc.(DPLS)(“the Company”), a company that uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains, and stresses. CEO of the Company, Dennis O’Leary, joined Stock Day host Sever Oakley.

Oakley began the interview by asking about the Company’s dark pulsing technology and how it differs from bright pulsing systems. “Dark pulsing systems generate very high resolutions,” explained O’Leary. “Competitively, we can do stress, strain, and temperature on the same single mode fiber optic cable, while bright pulsing systems cannot do that,” he continued. “We are leagues ahead of everything else that is out there.”

“What do these sensors measure?”, asked Oakley. O’Leary elaborated on the many applications of dark pulsing technology, and gave the example of shifting, pressure, and increased stress in bridges and other structures.

“Are you planning on using these same sensors in the Optilan systems?”, asked Oakley. “Historically, Optilan was a systems integrator,” said O’Leary, when discussing the Company’s recent acquisition. “The model for us is to go back to legacy contracts, previous customers, and active contracts and offer the upgrade to a dark pulse system.”

“What can you tell us about the Company’s announcement to re-engage with Energy and Industrial Partners, LLC (“EIAP”)?”, asked Oakley. “We’re looking to acquire companies that bring revenues to the balance sheet for DarkPulse,” said O’Leary, noting that the Company is also interested in bringing new products to their current offerings. “We have decided to use EIAP because of the success of the Optilan acquisition.”

“What can you tell us about your strategy to increase revenue and shareholder equity going forward?”, asked Oakley. “Again, we are looking towards strategic acquisitions with a focus on adding revenue,” shared O’Leary. “We have also looked at costs across all of our subsidiaries and are working towards consolidating duplicate processes into a central hub, which will be based in our Houston office.”

The conversation then turned to the Company’s Smart Cities project. “The world is moving towards smart cities, and we believe that our dark pulse sensors will be the foundational technology to add in that transformation,” said O’Leary. “We are working towards a dynamic charging system, where EV drivers will actually be able to charge their vehicles while driving on the highway,” he shared. “This would eliminate the need for larger, more expensive, heavier batteries.”

“What could you tell us about Smart Cities Connect?”, asked Oakley. “That is a great forum, and we are one of the platinum sponsors,” shared O’Leary, adding that the Company is planning to release its 3D user interface, which monitors a bridge structurally. “We have also started programming a user interface into a unity game engine,” he continued. “We also hope to be further along with our dynamic charging system,” said O’Leary, noting that the Company will be providing a keynote speech, and will also be giving away 15 VIP passes to attend the event.

To close the interview, O’Leary encouraged listeners and shareholders to keep up-to-date on the Company’s updates and latest projects across their website and social media presence as they continue to expand.

To hear Dennis O’Leary’s entire interview, follow the link to the podcast here: https://audioboom.com/posts/8089772-

Investors Hangout is a proud sponsor of “Stock Day,” and Stock Day Media encourages listeners to visit the company’s message board at https://investorshangout.com/

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About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains, and stresses. The Company's technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company's ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

Contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

1.800.436.1436

About The “Stock Day” Podcast

Founded in 2013, Stock Day is the fastest growing media outlet for Nano-Cap and Micro-Cap companies. It educates investors while simultaneously working with penny stock and OTC companies, providing transparency and clarification of under-valued, under-sold Micro-Cap stocks of the market. Stock Day provides companies with customized solutions to their news distribution in both national and international media outlets. The Stock Day Podcast is the number one radio show of its kind in America.

SOURCE:

Stock Day Media

(602) 821-1102

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